Exhibit 10.2

EXECUTION COPY

PURCHASE AGREEMENT

AGREEMENT (this “Agreement”) dated as of June 11, 2008 between Aventine Renewable Energy, Inc, a Delaware corporation (the “Seller”), and Brigade Leveraged Capital Structures Fund Ltd., a company incorporated under the laws of the Cayman Islands (the “Buyer”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, Seller is the owner of (i) $15,000,000 aggregate principal amount of Auction Rate Student Loan-Backed Notes Series 2007A-1 and (ii) $10,000,000 aggregate principal amount of Auction Rate Student Loan-Backed Notes Series 2007A-5, each having a final maturity date of September 1, 2042, together with any accrued but unpaid interest thereon (collectively, the “Securities”) issued by NextStudent Master Trust I, a limited purpose statutory trust organized under the laws of the State of Delaware with a principal office located c/o Deutsche Bank Trust Company Americas, 60 Wall Street, 26th Floor, New York, NY 10005 (the “Issuer”);

WHEREAS, the Depository Trust Company (“DTC”), New York, NY, acts as securities depository for the Securities, which are held in book entry form represented by CUSIP numbers 65337MAK4 and 65337MAP3, respectively;

WHEREAS, Seller desires to sell the Securities to Buyer, and Buyer desires to purchase the Securities from Seller, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and Seller are entering into a purchase agreement (the “Other Purchase Agreement”) relating to the sale by Seller to Buyer of certain Student Loan Asset Backed Notes issued by College Loan Corporation Trust I, including (i) $18,300,000 aggregate principal amount of Auction Rate Student Loan Asset Backed Senior Notes Series 2002-2A-21, (ii) $13,300,000 aggregate principal amount of Auction Rate Student Loan Asset Backed Senior Notes Series 2002-2A-22, (iii) $9,250,000 aggregate principal amount of Auction Rate Student Loan Asset Backed Senior Notes Series 2002-2A-29, (iv) $20,000,000 aggregate principal amount of Auction Rate Student Loan Asset Backed Senior Notes Series 2003-1A-7 and (v) $20,000,000 aggregate principal amount of Auction Rate Student Loan Asset Backed Senior Notes Series 2003-1A-8, each having a final maturity date of March 1, 2042, together with any accrued but unpaid interest thereon.

The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  As used herein, the following terms have the following meanings:

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental authority.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all applicable law.

ARTICLE 2
PURCHASE AND SALE

Section 2.01.  Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Securities at the Closing.  The purchase price for the Securities (the “Purchase Price”) is $19,019,250 in cash.  The Purchase Price shall be paid as provided in Section 2.02.

Section 2.02.  Closing.  The closing (the “Closing”) of the purchase and sale of the Securities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, on the date of the execution and delivery of this Agreement (or as soon as practicable thereafter but in no event later than the second Business Day after the execution and delivery of this Agreement), or at such other time or place as Buyer and Seller may agree.  At the Closing:

(a)   Buyer shall pay the Purchase Price by wire transfer of immediately available funds to Seller to Seller’s account set forth on Schedule 1 hereto and Seller shall deliver the Securities to Buyer to Buyer’s account set forth on Schedule 1 hereto, all by “delivery versus payment” settlement through DTC.

(b)   Buyer shall deliver to Seller a duly executed and complete copy of the Investment Letter attached to the Offering Memorandum as Appendix C.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

Section 3.01.  Corporate Existence and Power.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller’s corporate powers and have been duly authorized by all necessary corporate action on the part of Seller.  This Agreement constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights generally and except that a court may exercise discretion in granting equitable remedies.

Section 3.02.  Governmental Authorization.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority.

Section 3.03.  Noncontravention.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller or (ii) violate any applicable law, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller or the Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon Seller.

Section 3.04.  Affiliate Status; Beneficial Ownership.  Seller is not an affiliate of the Issuer (for purposes of Rule 144 under the Securities Act of 1933) and does not beneficially own (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder) any voting securities of the Issuer.

Section 3.05.  Title to Securities.  Upon payment of the Purchase Price at the Closing as provided herein, Seller will transfer and deliver to Buyer valid title to the Securities free and clear of any Lien, other than transfer restrictions disclosed in the offering memorandum dated September 6, 2007 relating to the Securities (the “Offering Memorandum”).  To Seller’s knowledge, there is no action, suit, investigation or proceedings pending against or threatened against of affecting Seller’s title to the Securities.

Section 3.06.  Finder’s Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 4.01.  Corporate Existence and Power.  Buyer is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights generally and except that a court may exercise discretion in granting equitable remedies.

Section 4.02.  Governmental Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental authority.

Section 4.03.  Noncontravention.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer.

Section 4.04.  Affiliate Status; Beneficial Ownership.  Buyer is not an affiliate of Aventine Renewable Energy Holdings, Inc., a Delaware corporation (“Holdings”) and does not beneficially own (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder) 10% or more of the outstanding common stock of Holdings.

Section 4.05.  Investment Representations.  (a) Buyer is a “qualified institutional buyer” (as defined in Rule 144A) and is aware that the sale to it is being made in reliance on Rule 144A and is acquiring such Securities for its own account or for the account of another “qualified institutional buyer”.

(b)        Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of auction rate securities, such as the Securities.

(c)        Buyer understands that the Securities have not been and will not be registered or qualified under the Securities Act or any state securities act or any other federal or state laws, that none of the initial purchasers, the issuer, the seller, the depositor, the master servicer or the indenture trustee of the Securities (such terms as defined in the Offering Memorandum) is to so register the Securities, and that the Securities may be resold only if registered pursuant to the provisions of the Securities Act and all other applicable federal and state securities laws or if an exemption from any requirement of registration is available.    Buyer understands that it may resell or otherwise transfer all or any part of its Securities only in compliance with transfer restrictions applicable to the Securities, as described under the heading, “Transfer Restrictions”, in the Offering Memorandum.

(d)        Buyer (i) has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities, and it and any accounts for which it is acting are each able to bear the economic risks of its or their investment; (ii) is not acquiring the Securities with a view towards any distribution of the Securities in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of its property and the property of any accounts for which it is acting as fiduciary shall remain at all times within its control; and (iii) acknowledges that neither the Issuer nor the initial purchasers, nor any person representing the Issuer or the initial purchasers, has made any representation to it with respect to us or the offering of the Securities, other than the information contained in the Offering Memorandum, which have been delivered to it and upon which it is relying in making its investment decision with respect to the Securities and that it has had access to such financial and other information concerning the foregoing persons and the Securities as it has deemed necessary in connection with its decision to purchase the Securities, including an opportunity to ask questions of and request information from the foregoing persons and the initial purchasers referred to in  the Offering Memorandum.

(e)        Buyer understands that any certificates evidencing the Securities will bear a legend , as set forth under the heading, “Transfer Restrictions”, in the Offering Memorandum.

(f)         Buyer either (i) is not a Benefit Plan (as defined in the Offering Memorandum) or (ii) is a Benefit Plan and its acquisition and holding of such note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or another administrative or statutory exemption, or, in the case of a Benefit Plan subject to Similar Law (as defined in the Offering Memorandum), will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such note in violation of the foregoing.

Section 4.06.  No Other Representations.  Buyer acknowledges that Seller makes no representation or warranty with respect to any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Company or the Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

Section 4.07.  Finder’s Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 5
MISCELLANEOUS

Section 5.01.  Reasonable Best Efforts; Further Assurances.  Subject to the terms and conditions of this Agreement, Buyer and Seller agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable law to consummate the transactions contemplated by this Agreement.  Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 5.02.  Public Announcements.  Except as may be required by applicable law, rule, regulation or any listing agreement with any national securities exchange, each of Buyer and Seller agrees that it will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or denied).  Notwithstanding the foregoing, Seller shall be entitled to issue a press release and make any appropriate SEC filings in connection with the execution and delivery of this Agreement; provided that Seller shall to the extent practicable afford Buyer a reasonable opportunity to review and comment thereon.

Section 5.03.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Buyer, to:

Brigade Leveraged Capital Structures Fund Ltd.
c/o Brigade Capital Management, LLC
717 Fifth Avenue, Floor 12A
New York, New York 10022
Attention: Carney Hawks
                 Steve Vincent
Facsimile No.:  (212) 745-9701

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Lawrence G. Wee
Facsimile No.: (212) 757-3990

if to Seller, to:

Aventine Renewable Energy, Inc.
120 North Parkway, P.O. Box 1800
Pekin, Illinois 61555
Attention: Lynn K. Landman, Esq.
Facsimile No.: (309) 478-1537

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York  10017
Attention: John H. Butler
Facsimile No.: (212) 450-3800

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.04.  Survival.  The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing indefinitely or until the latest date permitted by law.

Section 5.05.  Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.06.  Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.07.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 5.08.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 5.09.  Counterparts; Effectiveness; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 5.10.  Entire Agreement.  This Agreement and the Other Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the Other Purchase Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the Other Purchase Agreement.

Section 5.11.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD.

By:	/s/ Donald E Morgan III
	Name:	Donald E Morgan III
	Title:	Managing Partner

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Chief Financial Officer